CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated November 14, 1996 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-40586, 33-43702, 33-47298, 33-73800 and
333-9705).


Goldstein Golub Kessler & Company, P.C.


New York, New York
December 27, 1996